PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-96069

1,000,000,000 Depositary Receipts
Internet Infrastructure HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Internet Infrastructure HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Akamai Technologies Inc.	AKAM	3	NASDAQ
Infospace Inc.	INSP	0.8	NASDAQ
InterNAP Network Services Corporation	INAP	0.5	NASDAQ
NaviSite, Inc.	NAVI	0.1333	NASDAQ
Openwave Systems Inc.	OPWV	1.0737	NASDAQ
RealNetworks, Inc.	RNWK	6	NASDAQ
VeriSign, Inc.	VRSN	6.15	NASDAQ
Vignette Corporation	VIGN	0.6	NASDAQ

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2008.